                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-132177

The filing fee of $26,750 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, the $719,516.30 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (No. 333-117615) filed by Citigroup Inc. is being carried forward, of which $26,750 is offset against the registration fee due for this offering and of which $692,766.30 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS SUPPLEMENT

(to prospectus dated March 2, 2006)

                                  $250,000,000

                                [CITIGROUP LOGO]

                          FLOATING RATE NOTES DUE 2011
                            ------------------------
    The notes offered by this prospectus supplement will mature on May 18, 2011. The notes will bear interest at a floating rate equal to three-month LIBOR plus 0.09%. Interest on the notes is payable quarterly on the 18th day of each February, May, August and November, beginning August 18, 2006. The notes may not be redeemed prior to maturity, unless changes involving United States taxation occur which could require Citigroup to pay additional amounts as described under "Description of Debt Securities -- Payment of Additional Amounts" and
"-- Redemption for Tax Purposes" in the accompanying prospectus.

    The notes offered by this prospectus supplement form a part of the same series as, and are fungible with, our outstanding Floating Rate Notes due 2011 issued on May 18, 2006. Upon completion of this offering, the aggregate principal amount of outstanding notes of this series will be $1,750,000,000.

    The notes are being offered globally for sale in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Application will be made to list the notes on the regulated market of the Luxembourg Stock Exchange, but Citigroup is not required to maintain this listing. See "Description of Debt Securities -- Listing" in the accompanying prospectus.

    Neither the Securities and Exchange Commission nor any state securities or insurance commission nor the Luxembourg Stock Exchange has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

                                                              PER NOTE       TOTAL
                                                              --------    ------------
Public Offering Price(1)....................................  99.8785%    $249,696,250
Underwriting Discount.......................................     .250%    $    625,000
Proceeds to Citigroup (before expenses).....................  99.6285%    $249,071,250

---------------
(1) Plus accrued interest from May 18, 2006.

    Interest on the notes will accrue from May 18, 2006 to the date of delivery. Net proceeds to Citigroup (after expenses and including accrued interest) are expected to be approximately $250,467,691.
                            ------------------------
    The underwriters are offering the notes subject to various conditions. The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company, Clearstream or the Euroclear System on or about June 30, 2006.

    The notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
                            ------------------------
                                   CITIGROUP
SBK-Brooks Investment Corp.                      Utendahl Capital Partners, L.P.
June 27, 2006

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
  PROSPECTUS SUPPLEMENT
  Selected Historical Financial Data..........................  S-4
  Description of Notes........................................  S-4
  Underwriting................................................  S-5
  Legal Opinions..............................................  S-7
  General Information.........................................  S-8
  PROSPECTUS
  Prospectus Summary..........................................    1
  Forward-Looking Statements..................................    7
  Citigroup Inc...............................................    7
  Use of Proceeds and Hedging.................................    8
  European Monetary Union.....................................    9
  Description of Debt Securities..............................    9
  United States Tax Documentation Requirements................   35
  United States Federal Income Tax Considerations.............   37
  Currency Conversions and Foreign Exchange Risk Affecting
    Debt Securities Denominated in a Foreign Currency.........   44
  Description of Common Stock Warrants........................   46
  Description of Index Warrants...............................   47
  Description of Capital Stock................................   51
  Description of Preferred Stock..............................   52
  Description of Depositary Shares............................   55
  Description of Stock Purchase Contracts and Stock Purchase
    Units.....................................................   58
  Plan of Distribution........................................   58
  ERISA Considerations........................................   60
  Legal Matters...............................................   61
  Experts.....................................................   62

                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup is not making an offer to sell the notes in any jurisdiction where their offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information Citigroup previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document.

     THE LUXEMBOURG STOCK EXCHANGE TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THIS DOCUMENT, MAKES NO REPRESENTATION AS TO ITS ACCURACY OR COMPLETENESS AND EXPRESSLY DISCLAIMS ANY LIABILITY WHATSOEVER FOR ANY LOSS HOWSOEVER ARISING FROM OR IN RELIANCE UPON THE WHOLE OR ANY PART OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     Each of the prospectus and prospectus supplement is an advertisement for the purposes of applicable measures implementing the European Council Directive 2003/71/EC (such Directive, together with any applicable implementing measures in the relevant home Member State under such Directive, the "Prospectus Directive"). A listing prospectus prepared pursuant to the Prospectus Directive will be published, which can be obtained from Registre de Commerce et des Societes a Luxembourg so long as any of the notes are outstanding and listed on the Luxembourg Stock Exchange.

     The distribution or possession of this prospectus and prospectus supplement in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and prospectus supplement come are required by Citigroup and the underwriters to inform themselves about, and to observe any such restrictions, and neither Citigroup nor any of the underwriters accepts any liability in relation thereto.

     This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within
Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

     In connection with this issue, Citigroup Global Markets Inc. as stabilizing manager (or persons acting on behalf of the stabilizing manager) may over-allot notes (provided that the aggregate principal amount of notes allotted does not exceed 105% of the aggregate principal amount of the notes) or effect transactions with a view to supporting the market price of the notes at a higher level than that which might otherwise prevail. However, there is no obligation on the stabilizing manager (or persons acting on its behalf) to undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the notes is made and, if begun, may be discontinued at any time but must end no later than the earlier of 30 days after the issuance of the notes and 60 days after the allotment of the notes.

     This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See "Underwriting."

     References in this prospectus supplement to "dollars," "$" and "U.S. $" are to United States dollars.

                       SELECTED HISTORICAL FINANCIAL DATA

     We are providing or incorporating by reference in this prospectus supplement selected historical financial information of Citigroup. We derived this information from the consolidated financial statements of Citigroup for each of the periods presented. The information is only a summary and should be read together with the financial information incorporated by reference in this prospectus supplement and the accompanying prospectus, copies of which can be obtained free of charge. See "Where You Can Find More Information" on page 6 of the accompanying prospectus.

     In addition, you may receive copies of all of Citigroup's filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus free of charge at the office of Citigroup's listing agent, Dexia Banque Internationale a Luxembourg, located at 69, route d'Esch, L-2953 Luxembourg so long as the notes are listed on the Luxembourg Stock Exchange. Such documents will also be published on the website of the Luxembourg Stock Exchange (www.bourse.lu) upon listing of the notes.

     The consolidated audited annual financial statements of Citigroup for the fiscal years ended December 31, 2005 and 2004, and its consolidated unaudited financial statements for the periods ended March 31, 2006 and 2005, are incorporated herein by reference. These statements are obtainable free of charge at the office of Citigroup's listing agent, at the address set forth in the preceding paragraph.

                                AT OR FOR THE THREE MONTHS
                                      ENDED MARCH 31,                      AT OR FOR THE YEAR ENDED DECEMBER 31,
                                ---------------------------   ---------------------------------------------------------------
                                    2006           2005          2005         2004         2003         2002          2001
                                ------------   ------------   ----------   ----------   ----------   ----------    ----------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Total revenues, net of
    interest expense..........   $   22,183     $   21,196    $   83,642   $   79,635   $   71,594   $   66,246    $   61,621
  Income from continuing
    operations................        5,555          5,115        19,806       16,054       17,058       12,682        12,183
  Net income..................        5,639          5,441        24,589       17,046       17,853       15,276        14,126
  Dividends declared per
    common share(1)...........         0.49           0.44          1.76         1.60         1.10         0.70          0.60
BALANCE SHEET DATA:
  Total assets................   $1,586,201     $1,489,891    $1,494,037   $1,484,101   $1,264,032   $1,097,590(2) $1,051,850(2)
  Total deposits..............      628,157        568,874       592,595      562,081      474,015      430,895       374,525
  Long-term debt..............      227,165        207,935       217,499      207,910      162,702      126,927       121,631
  Total stockholders'
    equity....................      114,418        110,536       112,537      109,291       98,014       86,718        81,247

---------------
(1) Amounts represent Citigroup's historical dividends per common share and have been adjusted to reflect stock splits.

(2) Reclassified to conform to the current period's presentation.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the notes supplements the description of the general terms set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the notes. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the prospectus, you should rely on the information contained in this prospectus supplement.

GENERAL

     The notes offered by this prospectus supplement have the same terms as our outstanding Floating Rate Notes due 2011 issued on May 18, 2006, other than the issue date and the issue price. The notes form a part of the same series as those outstanding notes and will also be issued under Citigroup's senior debt indenture. The notes will have the same ISIN, Common Code and CUSIP number as, and upon closing will trade interchangeably with, the other outstanding notes in the series. Upon completion of this offering, the aggregate principal amount of outstanding notes of this series will be $1,750,000,000.

     The notes will be issued only in fully registered form without coupons, in denominations of $100,000 and whole multiples of $1,000 in excess thereof. All the notes are unsecured obligations of Citigroup and will rank equally with all other unsecured senior indebtedness of Citigroup, whether currently existing or hereafter created.

     Citigroup may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes.

     The notes will be issued on June 30, 2006. The notes will bear interest at a floating rate from and including May 18, 2006 to but excluding their maturity date (which is May 18, 2011). The interest rate for each interest period will be a per annum rate equal to three-month LIBOR plus 0.09%. Interest on the notes will be paid quarterly on the 18th day of each February, May, August and November, starting on August 18, 2006. The interest rate for the current interest period is 5.2625% per annum; the interest rate for each subsequent interest period will be determined, and interest will be paid, as described under "Description of Debt Securities -- Interest Rate Determination -- Floating Rate Notes -- LIBOR Notes" and "-- Payments of Principal and Interest" in the accompanying prospectus.

                                  UNDERWRITING

     The terms and conditions set forth in the terms agreement dated June 27, 2006, which incorporates by reference the underwriting agreement basic provisions dated March 2, 2006, governs the sale and purchase of the notes. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. Each underwriter named below has severally agreed to purchase from Citigroup, and Citigroup has agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter.

                                                              PRINCIPAL AMOUNT
UNDERWRITER                                                       OF NOTES
-----------                                                   ----------------
Citigroup Global Markets Inc. ..............................    $237,500,000
SBK-Brooks Investment Corp. ................................       6,250,000
Utendahl Capital Partners, L. P. ...........................       6,250,000
                                                                ------------
     Total..................................................    $250,000,000
                                                                ============

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the notes if any are taken.

     The underwriters propose to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not in excess of 0.200% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of 0.150% of the principal amount of the notes.

     After the public offering, the public offering prices and the concessions to dealers may be changed by the underwriters.

     The underwriters are offering the notes subject to prior sale and their acceptance of the notes from Citigroup. The underwriters may reject any order in whole or in part.

     Citigroup has agreed to indemnify the underwriters against liabilities relating to material misstatements and omissions.

     In accordance with Regulation M of the United States Securities Exchange Act of 1934, the underwriters may over-allot or effect transactions that stabilize or cover, each of which is described below.

     - Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

     - Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

     - Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

     These transactions may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases notes originally sold by that syndicate member.

     We estimate that the total expenses of this offering will be $175,000.

     The notes will have the same ISIN, Common Code and CUSIP numbers as, and upon closing will trade interchangeably with, the other outstanding notes in the same series. Citigroup will apply for listing and trading of the notes on the regulated market of the Luxembourg Stock Exchange but we are not required to maintain this listing. See "Description of Debt Securities -- Listing" in the accompanying prospectus. The prior series of notes, with which the notes offered by this prospectus supplement will be a part upon issuance, have been listed on that exchange. Citigroup has been advised by the underwriters that they presently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and may discontinue any market making at any time at their sole discretion. Accordingly, Citigroup can make no assurance as to the liquidity of, or trading markets for, the notes.

     The underwriters and their affiliates may engage in transactions (which may include commercial banking transactions) with, and perform services for, Citigroup or one or more of its affiliates in the ordinary course of business.

     Citigroup Global Markets Inc., the lead manager for this offering, is a subsidiary of Citigroup. Accordingly, the offering of the notes will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, together with the accompanying prospectus, may also be used by Citigroup's broker-dealer subsidiaries or other subsidiaries or affiliates of Citigroup in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in such transactions.

     We expect that delivery of the notes will be made against payment therefor on or about June 30, 2006, which is the third business day after the date hereof.

     The notes are being offered globally for sale in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

     Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of this document.

     The underwriters have agreed that they will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction, except when to the best knowledge and belief of the underwriters it is permitted under applicable laws and regulations. In so doing, the underwriters will not impose any obligations on Citigroup, except as set forth in the underwriting agreement.

     Each underwriter has represented and agreed that:

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which
       Section 21(1) of the FSMA does not apply to Citigroup;

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     - it will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

     - it is aware of the fact that no securities prospectus (Wertpapierprospekt) under the German Securities Prospectus Act (Wertpapierprospektgesetz, the "Prospectus Act") has been or will be published in respect of the notes in the Federal Republic of Germany and that it will comply with the Prospectus Act and all other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of the notes;

     - no notes have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account as defined in article L. 411-2 of the French Code Monetaire et Financier and applicable regulations thereunder; and that the direct or indirect resale to the public in France of any notes acquired by any qualified investors (investisseurs qualifies) and/or any investors belonging to a limited circle of investors (cercle restreint d'investisseurs) may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monetaire et Financier and applicable regulations thereunder; and that none of the prospectus supplement, the prospectus or any other offering materials relating to the notes has been released, issued or distributed to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) mentioned above; and

     - it and each of its affiliates have not offered or sold, and will not offer or sell, the notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the notes other than with respect to the notes to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

                                 LEGAL OPINIONS

     The validity of the notes will be passed upon for Citigroup by Michael S. Zuckert, General Counsel, Finance and Capital Markets of Citigroup, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, has acted as special U.S. tax counsel to Citigroup in connection with tax matters related to the issuance of the notes. Mr. Zuckert beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

                              GENERAL INFORMATION

     Application will be made to list the notes on the regulated market of the Luxembourg Stock Exchange. The listing prospectus and Citigroup's current annual and quarterly reports, as well as all other documents incorporated by reference in the listing prospectus, will be published on the website of the Luxembourg Stock Exchange (www.bourse.lu) so long as any of the notes are outstanding and listed on the Luxembourg Stock Exchange.

     You can also request copies (free of charge) of (1) this prospectus supplement, the accompanying prospectus and the indenture, and (2) Citigroup's annual, quarterly and current reports, as well as other documents incorporated by reference in this prospectus supplement, including future annual, quarterly and current reports, by following the directions under "Where You Can Find More Information" on page 6 of the accompanying prospectus.

     Resolutions relating to the issue and sale of the notes were adopted by the board of directors of Citigroup on October 18, 2005 and by the Funding Committee of the board of directors dated as of June 27, 2006.

     The notes have been accepted for clearance through Euroclear and Clearstream and have been assigned Common Code No. 025507134, International Security Identification Number (ISIN) US172967DL26, and CUSIP No. 172967 DL 2.

PROSPECTUS

                                [CITIGROUP LOGO]

May Offer --

                                Debt Securities
                             Common Stock Warrants
                                 Index Warrants
                                Preferred Stock
                               Depositary Shares
                            Stock Purchase Contracts
                              Stock Purchase Units
                                  Common Stock

     Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

March 2, 2006

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

     - this prospectus, which explains the general terms of the securities that Citigroup may offer;

     - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

     - the documents referred to in "Where You Can Find More Information" on page 6 for information on Citigroup, including its financial statements.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries. Citigroup's business is conducted through more than 3,500 subsidiaries and affiliates. Citigroup's activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup's principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

     Citigroup's principal executive office is at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                       THE SECURITIES CITIGROUP MAY OFFER

     Citigroup may use this prospectus to offer:

     - debt securities;

     - common stock warrants;

     - index warrants;

     - preferred stock;

     - depositary shares;

     - stock purchase contracts;

     - stock purchase units; and

     - common stock.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

DEBT SECURITIES

     Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup's notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

     The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are included or incorporated by reference in Citigroup's registration statement of which this prospectus forms a part, Citigroup's most recent annual report on Form 10-K, Citigroup's quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup's current reports on Form 8-K filed after the period covered by Citigroup's most recent annual report on Form 10-K. You can receive copies of these documents by following the directions on page 6.

     General Indenture Provisions that Apply to Senior and Subordinated Debt

     - Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup's ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities."

     - The senior debt indenture allows for different types of debt securities, including indexed securities, to be issued in series.

     - The indentures allow Citigroup to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company generally would be required to assume Citigroup's responsibilities for the debt. Unless the transaction resulted in a default, Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

     - The indentures provide that holders of 66 2/3% of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup's obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder affected consents to the change.

     - Citigroup may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup's obligations under the particular securities when due.

     - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

     Events of Default and Defaults

     The events of default specified in the senior debt indenture and defaults under the subordinated debt indenture include:

     - failure to pay principal when due;

     - failure to pay required interest for 30 days;

     - failure to make a required scheduled installment payment for 30 days;

     - failure to perform other covenants for 90 days after notice;

     - certain events of insolvency or bankruptcy, whether voluntary or not; and

     - any additional events as may be set forth in the applicable prospectus supplement.

     Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default which is not also an event of default.

     Remedies

     Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

     Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

COMMON STOCK WARRANTS

     Citigroup may issue common stock warrants independently or together with any securities. Citigroup will issue any common stock warrants under a separate common stock warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the common stock warrant agreement, which will be filed as an exhibit to one of Citigroup's future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions on page 6.

     Common stock warrants are securities pursuant to which Citigroup may sell or purchase common stock. The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement.

INDEX WARRANTS

     Citigroup may issue index warrants independently or together with debt securities. Citigroup will issue any series of index warrants under a separate index warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup's future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions on page 6.

     Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

     The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

     Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market's National Market or the Chicago Board Options Exchange.

     The index warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

     Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

PREFERRED STOCK

     Citigroup may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.

     Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup's common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

DEPOSITARY SHARES

     Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup's registration statement of which this prospectus forms a part. You can receive copies of this document by following the directions on page 6.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of debt securities, capital securities, junior subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

COMMON STOCK

     Citigroup may issue common stock, par value $.01 per share. Holders of common stock are entitled to receive dividends when declared by Citigroup's board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

                                USE OF PROCEEDS

     Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

     Citigroup may sell the offered securities in any of the following ways:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.

     If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Citigroup Global Markets Inc. These broker-dealer subsidiaries also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      RATIO OF INCOME TO FIXED CHARGES AND
                   RATIO OF INCOME TO COMBINED FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS

     The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years.

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                              2005    2004    2003    2002    2001
                                                              ----    ----    ----    ----    ----
Ratio of income to fixed charges (excluding interest on
  deposits)...............................................    2.25    2.65    3.42    2.52    1.93
Ratio of income to fixed charges (including interest on
  deposits)...............................................    1.79    2.01    2.43    1.90    1.59
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)...............................................    2.24    2.63    3.39    2.50    1.92
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)...............................................    1.79    2.00    2.41    1.89    1.58

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the year ended December 31, 2005;

     (b) Current Reports on Form 8-K filed on September 20, 2005, October 20, 2005, January 13, 2006, January 27, 2006, January 31, 2006, February 14, 2006, February 27, 2006 and February 28, 2006;

     (c) Definitive Proxy Statement on Schedule 14A filed on March 15, 2005; and

     (d) Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.

     All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of
(1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                              Citigroup Document Services
                              140 58th Street, Suite 7i
                              Brooklyn, NY 11220
                              (877) 936-2737 (toll free)
                              (718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup's management's beliefs and assumptions and on information currently available to Citigroup's management. Forward-looking statements include information concerning Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries. Citigroup's business is conducted through more than 3,500 subsidiaries and affiliates. Citigroup's activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup's principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

     The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                          USE OF PROCEEDS AND HEDGING

     General. Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

     - funding the business of its operating units;

     - funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

     - financing possible acquisitions or business expansion; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or one or more subsidiaries may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

     Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup or one or more of its subsidiaries may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

     In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup or one or more of its subsidiaries has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup or one or more of its subsidiaries may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup has no reason to believe that its hedging activities, as well as those of its subsidiaries, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities, as well as those of its subsidiaries, will not affect such prices or values. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

                            EUROPEAN MONETARY UNION

     The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the "participating member states").

     The current twelve participating member states are: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Other member states of the European Union may also become participating member states.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 under the Securities Act of 1933 of which this prospectus forms a part.

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

     Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture will be The Bank of New York, and the trustee under the subordinated debt indenture will be J.P. Morgan Trust Company, N.A. Citigroup has appointed Citibank, N.A. to act as paying agent under each indenture.

GENERAL

     The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

     United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

     Because Citigroup is a holding company, the claims of creditors of Citigroup's subsidiaries will have a priority over Citigroup's equity rights and the rights of Citigroup's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     The applicable prospectus supplement or pricing supplement relating to any offering of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the indenture under which the debt securities are being issued;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - if other than in United States dollars, the currency or currency unit in which payment will be made;

     - if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

     - if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

     - if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

     - if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

     - the date of any global security if other than the original issuance of the first debt security to be issued;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

     - any other specific terms of the debt securities (Section 2.02).

     The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Citigroup will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Citigroup to be received by the holders of such debt securities may be adjusted.

     Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not redeemable prior to maturity, except upon the occurrence of certain tax events described below under "-- Redemption for Tax Purposes." The redemption price for the debt securities upon the occurrence of certain tax events will be 100% of the principal amount thereof plus accrued interest to the date of the redemption.

     Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

     Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $100,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

     The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable prospectus supplement. However, when interests in such debt securities are held through The Depositary Trust Company ("DTC"), all payments in respect of such debt securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC debt securities elects to receive payment in the foreign currency specified in the applicable prospectus supplement. See "-- Book-Entry Procedures and Settlement" and "Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency -- Currency Conversion" below.

     Citigroup may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

     The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both; however, unless otherwise specified in connection with a particular offering of subordinated debt securities, the subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable prospectus supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "-- Book-Entry Procedures and Settlement."

     Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.

     Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup and Citibank, N.A., London office, as registrar, fiscal agent and principal paying agent. The terms "registrar," "fiscal agent," and "principal paying agent" shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an "agent" or "agents" shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England, and at the office of Dexia Banque Internationale a Luxembourg S.A., as long as the debt securities are listed on the Luxembourg Stock Exchange.
..

PAYMENTS OF PRINCIPAL AND INTEREST

     Payments of principal and interest on debt securities issued in book-entry form will be made as described below under "-- Book-Entry Procedures and Settlement." Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under "-- Definitive Notes and Paying Agents."

     Unless otherwise specified in connection with a particular offering of debt securities, interest on the debt securities will be paid as follows:

Interest Payment Frequency                           Interest Payment Dates
--------------------------                  -----------------------------------------
Monthly..................................   Fifteenth day of each calendar month,
                                            beginning in the first calendar month
                                            following the month the debt security was
                                            issued.
Quarterly................................   Fifteenth day of every third month,
                                            beginning in the third calendar month
                                            following the month the debt security was
                                            issued.
Semi-annually............................   Fifteenth day of every sixth month,
                                            beginning in the sixth calendar month
                                            following the month the debt security was
                                            issued.
Annually.................................   Fifteenth day of every twelfth month,
                                            beginning in the twelfth calendar month
                                            following the month the debt security was
                                            issued.

     Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on debt securities paying a fixed rate of interest ("fixed rate notes") will be made to the persons in whose names the fixed rate notes are registered at the close of business on the first Business Day of the month in which payment is to be made, and all payments of interest on debt securities paying a floating rate of interest ("floating rate notes") will be made to the persons in whose names the floating rate notes are registered at the close of business on the Business Day preceding an interest payment date.

     If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

     Unless otherwise specified in connection with a particular offering of debt securities, in this section, "Business Day" shall mean any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; (c) in New York and London and which is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer ("TARGET") system is open, in the case of Euro-denominated debt securities. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, "Business Day" shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

     If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

INTEREST RATE DETERMINATION

Fixed Rate Notes

     Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable prospectus supplement or pricing supplement until its principal amount is paid or made available for payment.

     Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable prospectus supplement or pricing supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of Y1 to be rounded upwards to the nearest Y1 per debt security. The rounding convention for any other currency will be set forth in the applicable prospectus supplement.

Floating Rate Notes

     Each floating rate note will bear interest at the interest rate specified in the prospectus supplement or pricing supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date. The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

     The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable prospectus supplement or pricing supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable prospectus supplement or pricing supplement and the spread multiplier is the percentage specified in the applicable prospectus supplement or pricing supplement.

     Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup. As long as the floating rate notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the interest payment date for a particular interest period not later than the first day of such interest period. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

     The applicable prospectus supplement or pricing supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - EURIBOR;

     - CDOR; or

     - such other base rate as is set forth in the applicable prospectus supplement or pricing supplement and in the note.

     The following terms are used in describing the various base rates:

     The "index maturity" is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/ or any successor site or publication.

     Unless otherwise specified in connection with a particular offering of debt securities, in this section, business day means:

     - for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

     - for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a "principal financial center" means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

     Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

     LIBOR Notes. Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

     The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.

     On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows.

     The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement commencing on the interest determination date, which appear on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Moneyline Telerate" is designated, or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified as the method for calculating LIBOR, "designated LIBOR page" means the display designated as page "3750" on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Moneyline Telerate Service is replaced by another page or ceases to exist, or if the Moneyline Telerate Service is replaced by a successor service or ceases to exist, then "LIBOR Moneyline Telerate" means the replacement page or service selected by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated, "designated LIBOR page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page or ceases to exist, or if the Reuters Monitor Money Rates Service is replaced by a successor service or ceases to exist, then "LIBOR Reuters" means the replacement page or service selected by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks.

     If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent (after consultation with Citigroup) will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

     (2) If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable prospectus supplement or pricing supplement.

     The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

     On an interest determination date, unless otherwise specified in connection with a particular offering of debt securities, the Treasury Rate for each interest period will be the rate for the auction held on the interest determination date for the interest period of treasury securities as that rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace page 56) or on page 57 (or any other page as may replace page 57) under the heading "INVESTMENT RATE." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable prospectus supplement or pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the "calculation date"), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High" on the interest determination date.

     (2) If the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

     (3) If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     (4) If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" on the interest determination date.

     (5) If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement or pricing supplement.

     (6) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.

     Bond Equivalent Yield will be calculated as follows:

                                                             D X N
                 Bond Equivalent Yield    =     ------------------------------   X 100
                                                         360 - (D X M)

where "D" refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest period.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable prospectus supplement or pricing supplement.

     The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 3:00 P.M., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

     - If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

     - If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

     The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

     On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement, in amounts of at least E1,000,000, commencing on the interest determination date, which appears on page 248 (or any other page as may replace such page) on the Telerate Service (or any successor service) as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least E1,000,000 that is representative of a single transaction in such market at that time.

     (1) If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

     (2) If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least E1,000,000 that is representative of a single transaction in such market at that time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

     "Euro-zone" means the region comprised of member states of the European Union that adopted the Euro as their single currency.

     CDOR Rate Notes.

     Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker's Acceptance Rate ("CDOR") and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

     The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers' acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers' acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

     The following procedures will be followed if CDOR cannot be determined as described above.

     - If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers' acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

     - If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers' acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

     - If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

     Floating/Fixed Rate Notes The applicable prospectus supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable prospectus supplement or pricing supplement.

DUAL CURRENCY DEBT SECURITIES

     Citigroup may from time to time offer dual currency debt securities on which Citigroup has the option of making all payments of principal and interest on such debt securities which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable prospectus supplement or pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable prospectus supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable prospectus supplement or pricing supplement.

     The prospectus supplement or pricing supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The prospectus supplement or pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable prospectus supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable prospectus supplement or pricing supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made the payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable prospectus supplement or pricing supplement.

EXTENSION OF MATURITY

     If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, Citigroup may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the prospectus supplement or pricing supplement.

     Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with "- Book-Entry Procedures and Settlement - Notices" below. The extension notice will set forth among other items: the election of Citigroup to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

     Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with "Book-Entry Procedures and Settlement - Notices" below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

     Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with "- Book-Entry Procedures and Settlement - Notices" below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup elects to extend maturity may have the option of early redemption, repayment or repurchase.

LISTING

     Unless otherwise specified in connection with a particular offering of debt securities, application will be made to list and trade the debt securities on the regulated market of the Luxembourg Stock Exchange.

     The European Commission has adopted a Directive of the European Parliament and of the Council (2004/109/EC), the "Transparency Directive") on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive is implemented in Luxembourg in a manner that would require Citigroup to publish its financial statements according to accounting principles or standards that are materially different from U.S. generally accepted accounting principles or that would otherwise impose requirements on Citigroup that it in good faith determines are unduly burdensome, Citigroup may seek to de-list the debt securities. Citigroup will use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation for the debt securities by another listing authority, exchange and/or system within or outside the European Union, as it may decide. If such an alternative admission is not available to Citigroup or is, in Citigroup's opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described under "-- Book-Entry Procedures and Settlement -- Notices" below.

PAYMENT OF ADDITIONAL AMOUNTS

Obligation to Pay Additional Amounts

     Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a debt security means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

     Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

      (1) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

              - having a relationship with the United States as a citizen, resident or otherwise;

              - having had such a relationship in the past or

              - being considered as having had such a relationship.

      (2) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

              - being treated as present in or engaged in a trade or business in the United States;

              - being treated as having been present in or engaged in a trade or business in the United States in the past; or

              - having or having had a permanent establishment in the United States.

      (3) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

           - personal holding company;

           - foreign personal holding company;

           - foreign private foundation or other foreign tax-exempt organization;

           - passive foreign investment company;

           - controlled foreign corporation; or

           - corporation which has accumulated earnings to avoid United States federal income tax.

      (4) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

      (5) Additional amounts will not be payable to any beneficial owner of a debt security that is a:

           - fiduciary;

           - partnership;

           - limited liability company; or

           - other fiscally transparent entity

          or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

      (6) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

      (7) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Citigroup or a paying agent.

      (8) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

      (9) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

     (10) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

           - estate tax;

           - inheritance tax;

           - gift tax;

           - sales tax;

           - excise tax;

           - transfer tax;

           - wealth tax;

           - personal property tax or

           - any similar tax, assessment, withholding, deduction or other governmental charge.

     (11) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

     (12) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See "-- EU Directive on the Taxation of Savings Income" below.

     (13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

     Except as specifically provided in this section ("Payment of Additional Amounts") and under "-- Redemption for Tax Purposes" below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant Definitions

     As used in this prospectus, "United States person" means:

     - any individual who is a citizen or resident of the United States;

     - any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

     - any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

     - any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

     Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

REDEMPTION FOR TAX PURPOSES

Redemption Procedure

     Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 30 nor more than 60 days' prior notice, only in the circumstances described in items (1) or (2) below under "-- Redemption Circumstances." To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption Circumstances

     Unless otherwise specified in connection with a particular offering of debt securities, there are two sets of circumstances in which Citigroup may redeem the debt securities in the manner described above under "-- Redemption Procedure:"

     (1) Citigroup may redeem a series of debt securities if:

        - Citigroup becomes or will become obligated to pay additional amounts as described under "-- Payment of Additional Amounts" above;

        - the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the applicable prospectus supplement relating to the original issuance of notes which form a series, or the pricing supplement, as the case may be; and

        - Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

     (2) Citigroup may also redeem a series of debt securities if:

        - any act is taken by a taxing authority of the United States on or after the date of the applicable prospectus supplement relating to the original issuance of notes which form a series, or the pricing supplement, as the case may be, whether or not such act is taken in relation to Citigroup or any subsidiary, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under "-- Payment of Additional Amounts" above;

        - Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup and

        - Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under "-- Payment of Additional Amounts" above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem a series of debt securities pursuant to their terms.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, the Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

     Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

     You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, ("Euroclear") if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

     As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

     If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. See "Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency -- Currency Conversion" below.

     We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

     Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

     - transfers of securities and cash within Euroclear;

     - withdrawal of securities and cash from Euroclear; and

     - receipt of payments with respect to securities in Euroclear.

     All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

     You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     (a) the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

     (b) at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     (c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $100,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

     If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under "-- Notices." Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the "holders" of the debt securities under the applicable indenture.

     The applicable indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive debt security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

     In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup's paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars) and, if the definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup's paying agents. Citigroup also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

     Unless otherwise specified in connection with a particular offering of debt securities, Citigroup's paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 111 Wall Street, 14th Floor, New York, New York. Citigroup's paying agent in London is Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England. Citigroup's paying agent and transfer agent in Luxembourg is Dexia Banque Internationale a Luxembourg S.A., currently located at 69, route d'Esch, L-2953 Luxembourg. As long as the debt securities are listed on the Luxembourg Stock Exchange, Citigroup will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in London and Luxembourg. See "-- Notices" below.

     In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above and, so long as definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. and the Luxembourg transfer agent. Upon surrender, Citigroup will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A. or the Luxembourg transfer agent, as requested by the owner of such new debt securities. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

     So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. In addition, so long as the securities are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a leading newspaper of general circulation in Luxembourg, which is expected to be the d'Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

GOVERNING LAW

     The senior debt indenture, the subordinated debt indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

UNCLAIMED FUNDS

     Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefor.

PRESCRIPTION

     Under New York's statute of limitations, any legal action to enforce Citigroup's payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup's payment obligations will generally become unenforceable.

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EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

     As of the date of this prospectus, under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under "-- Payment of Additional
Amounts - Exceptions", no additional amounts will be payable with respect to a debt security if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

SENIOR DEBT

     The senior debt securities will be issued under the senior debt indenture, will be unsecured obligations of Citigroup and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup, whether existing at the time of issuance or created thereafter.

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture, will be unsecured obligations of Citigroup, will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of Citigroup and will rank equally with all other unsecured and subordinated indebtedness of Citigroup, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities.

     If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

     - securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

     - payments made from a defeasance trust as described below.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).

     "Senior Indebtedness" means:

     (1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, as the same may be amended, modified or supplemented from time to time;

     (2) all capital lease obligations of Citigroup;

     (3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

     (4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

     (5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

     (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup whether or not such obligation is assumed by Citigroup;

but Senior Indebtedness does not include:

     (A) any indebtedness issued prior to July 23, 2004 under the subordinated debt indenture;

     (B) any indebtedness issued by Citigroup under an indenture with Bank One Trust Company, N.A., dated as of July 17, 1998, as supplemented;

     (C) any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as supplemented (the "1996 junior subordinated debt indenture");

     (D) any guarantee entered into by Citigroup before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture; and

     (E) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

     "Citigroup Trust" means each of Citigroup Capital II, Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, Citigroup Capital XIII, each a Delaware statutory business trust.

COVENANTS

     Limitations on Liens. The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup's option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.

     "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, that meets any of the following conditions:

     - Citigroup's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

     - Citigroup's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

     - Citigroup's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

     "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

     "Voting Stock" means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.02 and 5.04).

     Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - either (1) Citigroup is the continuing corporation, or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

     - in the case of the senior debt indenture or if provided in the applicable prospectus supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 14.01; Subordinated Debt Indenture, Section 15.01).

     Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture. The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

     Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.
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

     Citigroup and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     - change the fixed maturity of any such securities;

     - reduce the rate of interest on such securities;

     - reduce the principal amount of such securities or the premium, if any, on such securities;

     - reduce the amount of the principal of any securities issued originally at a discount;

     - change the currency in which any such securities are payable; or

     - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.

     In addition, no such modification may:

     - reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

     - change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Sections 13.01 and 13.02).

     In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).

EVENTS OF DEFAULT AND DEFAULTS

     Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

     - failure to pay required interest on any debt security of such series for 30 days;

     - failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

     - failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

     - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

     - certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 6.01; Subordinated Debt Indenture,
       Section 6.07).

     Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default (Subordinated Debt Indenture, Sections 6.01 and 6.02).

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).

     No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.02).

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 10.01).

     If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

     Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 6.07).

DEFEASANCE

     Senior Debt Indenture. Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup has deposited with the trustee cash or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup has deposited with the trustee funds in the currency specified in the applicable prospectus supplement or securities of issuers specified in the applicable prospectus supplement issued in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

     - will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as "defeasance and discharge;" or

     - will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such senior debt securities, relating to the senior debt securities of such series, which is known as "covenant defeasance."

     In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

     When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

     The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 11.03 and 11.04).

     Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the senior debt securities for an interest in the trust. As a consequence, each holder of the senior debt securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's adjusted tax basis for the senior debt securities deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the senior debt securities, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

     Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of senior debt securities.

     Subordinated Debt Indenture. Unless otherwise specified in connection with a particular offering of subordinated debt securities, the defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture will apply and are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).

     Under the subordinated debt indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.

CONCERNING THE TRUSTEES

     Citigroup has had and may continue to have banking relationships with the trustees in the ordinary course of business.

                  UNITED STATES TAX DOCUMENTATION REQUIREMENTS

INTRODUCTION

     The following discussion of United States tax documentation requirements does not deal with all aspects of United States federal income tax withholding or reporting that may be relevant to a beneficial owner of the debt securities. Investors should consult their tax advisors for specific advice concerning the acquisition, ownership and disposition of the debt securities.

DOCUMENTATION REQUIRED IN ORDER TO OBTAIN AN EXEMPTION FROM WITHHOLDING TAX

     A 30% United States federal withholding tax will generally apply to payments of interest on the debt securities to a non-United States person, unless such beneficial owner of a debt security takes one of the following steps to obtain an exemption from or reduction of the tax. The 30% tax, however, may be allowed as a refund or credit against the beneficial owner's United States federal income tax liability. In addition, if a beneficial owner of a debt security does not properly provide the required documentation, or if such documentation is not properly transmitted to and received by the United States person required to withhold United States federal income tax, the beneficial owner could, in certain circumstances, be subject to a backup withholding tax (currently at a rate of 28%) and will not be entitled to any additional amounts from Citigroup described under "Description of Debt Securities -- Payment of Additional Amounts" above.

     (1) Non-United States Persons. A beneficial owner of a debt security that is a non-United States person can obtain an exemption from the withholding tax by providing a properly completed Internal Revenue Service ("IRS") Form W-8BEN. This exemption is not available to:

     - a controlled foreign corporation that is directly or indirectly related to Citigroup through stock ownership;

     - a person that actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of Citigroup that are entitled to vote; or

     - a bank that has invested in the debt security as an extension of credit in the ordinary course of its trade or business.

     (2) Non-United States Persons with Effectively Connected Income. A beneficial owner of a debt security that is a non-United States person, including a non-United States corporation or bank with a United States branch, that conducts a trade or business in the United States with which the interest income on a debt security is effectively connected, can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-8ECI.

     (3) Non-United States Persons Entitled to Income Tax Treaty Benefits. A beneficial owner of a debt security that is a non-United States person entitled to the benefits of an income tax treaty to which the United States is a party can obtain an exemption from or reduction of the withholding tax by providing a properly completed IRS Form W-8BEN. The availability and extent of such exemption, however, will depend upon the terms of the particular income tax treaty.

     (4) United States Persons. A beneficial owner of a debt security that is a United States person and is not otherwise exempt from backup withholding can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-9.

UNITED STATES FEDERAL INCOME TAX REPORTING PROCEDURE

     Beneficial Owners. A beneficial owner of a debt security is required to submit the appropriate IRS form under applicable procedures to the person through which the owner directly holds the debt security. For example, if the beneficial owner is listed directly on the books of Euroclear or Clearstream as the owner of the debt security, the IRS form must be provided to Euroclear or Clearstream, as the case may be.

     Non-United States Persons Through Which Debt Securities are Held. A non-United States person through which a debt security is held (e.g., a securities clearing organization, a bank, a financial institution, a custodian, a broker, a nominee, or any other person that acts as an agent for a beneficial owner of a debt security or otherwise holds the debt security on its behalf) generally must submit IRS Form W-8IMY to the person from which it receives payments of interest on the debt security, and may also be required to submit the IRS form of the beneficial owner of the debt security to such person and comply with other applicable procedures. Non-United States persons through which debt securities are held should consult their tax advisors regarding the tax documentation requirements applicable to them in their particular circumstances.

     Special Rules May Apply if the Debt Securities are Held by a Foreign Partnership. In the event that the debt securities are held by a foreign partnership, special rules may apply in order that payments made on the debt securities will not be subject to United States federal withholding tax. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the debt securities through a foreign partnership.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a general summary of United States federal income tax considerations that may be relevant to a beneficial owner of a debt security. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold debt securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of debt securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - persons that will hold debt securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a "straddle" or "conversion transaction", comprised of a debt security and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

     Any special United States federal income tax considerations relevant to a particular issue of debt securities, including any indexed notes, floating rate notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable prospectus supplement or pricing supplement, as the case may be. Purchasers of such notes should carefully examine the applicable prospectus supplement or pricing supplement, as the case may be, and should consult with their tax advisors with respect to such notes.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding, and disposing of the debt securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used in this summary, the term "United States holder" means a beneficial owner of a debt security who is a United States person. The term "non-United States holder" means a beneficial owner of a debt security who is not a United States holder.

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

UNITED STATES HOLDERS

Payments of Interest

     Payments of qualified stated interest, as defined below under "Original Issue Discount," on a debt security will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.

     If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see "Transactions in Foreign Currency", below). A United States holder of DTC debt securities that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should include in income the amount of U.S. dollars received. A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

     - the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder's taxable year; or

     - at such holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period.

     Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.

Purchase, Sale and Retirement of Debt Securities

     A United States holder's tax basis in a debt security generally will equal the cost of such debt security to such holder

     - increased by any amounts includible in income by the holder as original issue discount ("OID") and market discount (each as described below) and

     - reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.

     In the case of a foreign currency debt security, the cost of such debt security to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and
(ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder's tax basis in a foreign currency debt security in respect of OID,

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

market discount and premium will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Debt Securities Purchased at a Premium" below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States holder.

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a debt security, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under "Payments of Interest," and (2) the United States holder's adjusted tax basis in such debt security. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.

     In the case of a foreign currency debt security that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

     Except as discussed below in connection with foreign currency gain or loss, market discount and short-term debt securities, gain or loss recognized by a United States holder on the disposition of a debt security will generally be long term capital gain or loss if the United States holder's holding period for the debt security exceeds one year at the time of such disposition.

     Gain or loss recognized by a United States holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security.

Transactions in Foreign Currency

     Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such foreign currency will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the United States holder's tax basis in such foreign currency.

     A United States holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States holder.

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

Original Issue Discount

     In General. Debt securities with a term greater than one year may be issued with OID for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus. United States holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.

     OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by more than a de minimis amount of 0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

     The amount of OID allocable to any accrual period generally will equal (1) the product of the OID debt security's adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID debt security at the beginning of any accrual period will equal the issue price of the OID debt security, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on such debt security, other than payments of qualified stated interest, on or before the first day of the accrual period. The yield to maturity of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID debt security to equal the issue price. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

     Foreign Currency Debt Securities. In the case of an OID debt security that is also a foreign currency debt security, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

     - calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

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

     - translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder's taxable year, or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if such date is within five business days of the last day of the accrual period.

     All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

     Acquisition Premium. A United States holder that purchases an OID debt security for an amount less than or equal to the remaining redemption amount, but in excess of the OID debt security's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder's adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security's adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID debt security's adjusted issue price. For purposes of this prospectus,

     "acquisition premium" means the excess of the purchase price paid by a United States holder for an OID debt security over the OID debt security's adjusted issue price; and

     "remaining redemption amount" means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.

     The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement or pricing supplement, as the case may be. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable prospectus supplement or pricing supplement, as the case may be, and should consult their tax advisors relating to such debt securities.

Market Discount

     If a United States holder purchases a debt security, other than a short-term debt security, for an amount that is less than the debt security's stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security's revised issue price, i.e., the debt security's issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under "Original Issue Discount"). Any gain recognized by the United States holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States holder.

     Alternatively, the United States holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

     Market discount on a foreign currency debt security will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder's taxable year.

Short-Term Debt Securities

     The rules set forth above also will generally apply to debt securities having maturities of not more than one year from the date of issuance. Those debt securities are called short-term debt securities in this prospectus. Modifications apply to these general rules.

     First, none of the interest on a short-term debt security is treated as qualified stated interest but instead is treated as part of the short-term debt security's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States holder, under a constant yield method.

     Second, a United States holder of a short-term debt security that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term debt security in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent of the holder's accrued OID on the debt security, and short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term debt security using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders generally will be required to include OID on a short-term debt security in income on a current basis.

     Third, any United States holder of a short-term debt security, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the debt security's stated redemption price at maturity over the holder's purchase price for the debt security. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, the debt securities may have special redemption features. These features may affect the determination of whether a debt security has a maturity of not more than one year and thus is a short-term debt security. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement or pricing supplement, as the case may be, and should consult their tax advisors in relation to such features.

Debt Securities Purchased at a Premium

     A United States holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States holder. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the debt security matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.

     Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (2) the spot rate of exchange on the date on which the United States holder acquired the debt security. See "Original Issue Discount -- Acquisition Premium" above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security's adjusted issue price.

Information Reporting and Backup Withholding

     Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of debt securities. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a debt security to a non-United States holder, provided that,

             (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

             (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

             (3) neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.

     Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the debt securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United

States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a non-United States holder, or to proceeds from the disposition of a debt security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

                CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS
          AFFECTING DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

CURRENCY CONVERSIONS

     Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States ("DTC debt securities") will be represented by beneficial interests in fully registered permanent global debt securities ("DTC global debt securities") which will be deposited with Citibank, N.A. London office, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars, except as otherwise provided in this section, in "Description of Debt Securities -- Book-Entry Procedures and Settlement" above or in the applicable prospectus supplement.

     As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency/U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a "Business Day" is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

     Notwithstanding the above and unless otherwise specified in connection with a particular offering of debt securities, the holder of a beneficial interest in the DTC debt securities may elect to receive payments under such DTC debt securities in the relevant foreign currency by notifying the DTC participant through which its debt securities are held on or prior to the applicable record date of (1) such investor's election to receive all or a portion of such payment in the relevant foreign currency and
(2) wire instructions to a relevant foreign currency account outside the United States. DTC must be notified of such election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and on or prior to the twelfth day prior to the payment of principal. DTC will notify the fiscal agent and the paying agent of such election and wire transfer instructions on or prior to 5:00 p.m. New York City time on the fifth New York business day after such record date for any payment of interest and on or prior to 5:00 p.m. New York City time on the tenth day prior to the payment of principal. For purposes of this paragraph, "New York business day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

     If complete instructions are forwarded to DTC through DTC participants and by DTC to the fiscal agent and the paying agent on or prior to such dates, such holder will receive payment in the relevant foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the fiscal agent to DTC, unless otherwise specified in connection with a particular offering of debt securities. All costs of such payment by wire transfer will be borne by holders of beneficial interests receiving such payments by deduction from such payments.

     Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.

     Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see
"-- Foreign Exchange Risks" below.

JUDGMENTS IN A FOREIGN CURRENCY

     The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

FOREIGN EXCHANGE RISKS

     An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

     This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.
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                      DESCRIPTION OF COMMON STOCK WARRANTS

     The following briefly summarizes the material terms and provisions of the common stock warrants. You should read the particular terms of the common stock warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

     Citigroup may offer common stock warrants pursuant to which it may sell or purchase common stock. Common stock warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The common stock warrants will be issued under common stock warrant agreements to be entered into between Citigroup and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a prospectus supplement, the common stock warrant agent will act solely as the agent of Citigroup under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

GENERAL

     The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, including, as applicable:

     - the title of the common stock warrants;

     - the offering price of the common stock warrants;

     - the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - the designation and terms of the common stock with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

     - the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

     - the minimum or maximum number of the common stock warrants that may be exercised at any one time;

     - the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

     - a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

     - anti-dilution provisions of the common stock warrants, if any;

     - redemption or call provisions, if any, applicable to the common stock warrants; and

     - any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

NO RIGHTS AS STOCKHOLDERS

     Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the common stock warrant agreement and the related common stock warrants. Citigroup will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

                         DESCRIPTION OF INDEX WARRANTS

     The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

     Index warrants may be issued independently or together with debt securities and may be attached to, or separate from, any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

GENERAL

     The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to "reopen" a previous series of index warrants by issuing additional index warrants of such series.

     Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

     - one or more specified securities or securities indices;

     - one or more specified foreign currencies or currency indices;

     - a combination thereof; or

     - changes in such measure or differences between two or more such measures.

     The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

     If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

     The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise.

     You should read the prospectus supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

     Unless otherwise specified in connection with a particular offering of index warrants, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

     The applicable prospectus supplement relating to a series of index warrants will describe the following:

     - the aggregate number of such index warrants;

     - the offering price of such index warrants;

     - the measure or measures by which payment or distribution on such index warrants will be determined;

     - certain information regarding the underlying securities, foreign currencies or indices;

     - the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

     - the date on which the index warrants may first be exercised and the date on which they expire;

     - any minimum number of index warrants exercisable at any one time;

     - any maximum number of index warrants that may, at Citigroup's election, be exercised by all warrant holders or by any person or entity on any day;

     - any provisions permitting a warrant holder to condition an exercise of index warrants;

     - the method by which the index warrants may be exercised;

     - the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

     - the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

     - the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

     - the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

     - any national securities exchange on, or self-regulatory organization with, which such index warrants will be listed;

     - any provisions for issuing such index warrants in certificated form;

     - if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

     - any other terms of such index warrants.

     Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

LISTING

     Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

MODIFICATION

     The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

     - curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

     - maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

     - registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

     - for any other purpose that Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

     Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

     - changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

     - shortens the period of time during which the index warrants may be exercised;

     - otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

     - reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf his right to exercise, and to receive payment for, its index warrants.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of the date of this prospectus, Citigroup's authorized capital stock consists of 15 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup's common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup's certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.

COMMON STOCK

     As of December 31, 2005, Citigroup had outstanding approximately 4.98 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup's stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

     Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Citibank, N.A. The common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "C."

PREFERRED STOCK

     The general terms of Citigroup's preferred stock are described below under "Description of Preferred Stock."

     As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:

                                NUMBER                         REDEMPTION         DATE NEXT
                               OF SHARES       DIVIDENDS       PRICE PER         REDEEMABLE            GENERAL
TITLE OF SERIES               OUTSTANDING       PER YEAR       SHARE ($)        BY CITIGROUP        VOTING RIGHTS
---------------               -----------   ----------------   ----------   ---------------------   -------------
6.365% Cumulative Preferred
  Stock, Series F...........   1,600,000         6.365%              250        June 16, 2007          No
6.213% Cumulative Preferred
  Stock, Series G...........     800,000         6.213%              250        July 11, 2007          No
6.231% Cumulative Preferred
  Stock, Series H...........     800,000         6.231%              250      September 8, 2007        No
5.864% Cumulative Preferred
  Stock, Series M...........     800,000         5.864%              250       October 8, 2007         No
Fixed/Adjustable Rate
  Cumulative Preferred
  Stock, Series V...........     250,000    Variable Rate(1)         500             N/A               No
Cumulative Adjustable Rate
  Preferred Stock, Series
  Y.........................       2,262    Variable Rate(2)     100,000     On any payment date       No
5.321% Cumulative Preferred
  Stock, Series YY..........         987         5.321%        1,000,000      December 22, 2018        No
6.767% Cumulative Preferred
  Stock, Series YYY.........       2,597         6.767%        1,000,000      February 27, 2022        No

     Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights (1) that are required by law, (2) that apply if there is a default in paying dividends for the equivalent of six calendar quarters, in some cases whether or not consecutive and (3) when Citigroup wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. These special voting rights apply to all series of preferred stock listed above.
---------------
(1) The Series V Preferred Stock provides for a cumulative dividend at a rate that changes over time. For each dividend period up to but not including February 15, 2006, the dividend rate will be 5.86% per year. For each dividend period beginning on or after February 15, 2006, the dividend rate will be equal to 0.50% plus the Effective Rate, but not less than 6.00% or more than 12.00%. The dividend rate will be increased in the event of specified changes in the Internal Revenue Code that would decrease the dividends received deduction applicable to corporate stockholders.

(2) The holders of the Series Y Preferred Stock are entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (a) the Short Term Rate and (b) 4.85%. The "Short Term Rate" generally will be equal to either 85% or 78% of the Money Market Yield, as defined in the certificate of incorporation, of the 90-day rate for commercial paper multiplied by the stock's $100,000 per share liquidation value.

IMPORTANT PROVISIONS OF CITIGROUP'S CERTIFICATE OF INCORPORATION AND BY-LAWS

     Business Combinations. The certificate of incorporation generally requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the then outstanding shares of voting stock, voting together as a single class, to approve any merger or other business combination between Citigroup and any interested stockholder, unless (1) the transaction has been approved by a majority of the continuing directors of Citigroup or (2) minimum price, form of consideration and procedural requirements are satisfied. An "interested stockholder" as defined in the certificate of incorporation generally means a person who owns at least 25% of the voting stock of Citigroup. A "continuing director", as defined in the certificate of incorporation, generally means a director who is not related to an interested stockholder who held that position before an interested stockholder became an interested stockholder.

     Amendments to Certificate of Incorporation and By-Laws. The affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote for the election of directors is required to amend the provisions of the certificate of incorporation relating to the issuance of preferred stock or common stock. Amendments of provisions of the certificate of incorporation relating to business combinations generally require a vote of the holders of 66 2/3% of the then outstanding shares of voting stock, unless 75% of the board of directors recommend such amendment and the directors comprising such 75% would qualify as continuing directors. The board of directors, at any meeting, may alter or amend the by-laws upon the affirmative vote of at least 66 2/3% of the entire board of directors.

     Vacancies. Vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, so long as a quorum is present. Any other vacancies on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the board of directors shall hold office for a term coinciding with the predecessor director's remaining term.

                         DESCRIPTION OF PREFERRED STOCK

     The following briefly summarizes the material terms of Citigroup's preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Citigroup, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Citigroup's restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup's outstanding preferred stock, see "Description of Capital Stock."

     Under Citigroup's certificate of incorporation, the board of directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

     - the number of shares to be included in the series;

     - the designation, powers, preferences and rights of the shares of the series; and

     - the qualifications, limitations or restrictions of such series.

     Prior to the issuance of any series of preferred stock, the board of directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term "board of directors of Citigroup" includes any duly authorized committee.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the board of directors of Citigroup.

     Under existing interpretations of The Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a "class of voting securities" and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a "bank holding company" with respect to Citigroup in accordance with the Bank Holding Company Act. In addition, at such time:

     - any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock; and

     - any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve Board if then required by applicable law.

     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK

     Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

     Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

     - all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

     - the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

     Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

     - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

     - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

     The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup's common stock.

REDEMPTION

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.

     Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

     Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.

VOTING RIGHTS

     The holders of shares of preferred stock will have no voting rights, except:

     - as otherwise stated in the prospectus supplement;

     - as otherwise stated in the certificate of designation establishing such series; and

     - as required by applicable law.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

     Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

     The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

     If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

     Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

WITHDRAWAL OF PREFERRED STOCK

     Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

     However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

     Citigroup will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

     - all outstanding depositary shares have been redeemed;

     - each share of preferred stock has been converted into or exchanged for common stock; or

     - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Citigroup.

The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

     No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward all reports and communications from Citigroup that are delivered to the preferred stock depositary and that Citigroup is required to furnish to the holders of the deposited preferred stock.

     Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

     - debt securities,

     - capital securities issued by trusts, all of whose common securities are owned by Citigroup or by one of its subsidiaries,

     - junior subordinated debt securities; or

     - debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Citigroup to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

                              PLAN OF DISTRIBUTION

     Citigroup may offer the offered securities in one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of the offered securities and the proceeds to Citigroup from such sale;

     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     The broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup's broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup's broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup's broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     One or more dealers, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

     Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

     Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities of Citigroup. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity.

Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

     Citigroup has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a "party in interest" and a "disqualified person" to a large number of plans. A purchase of offered securities of Citigroup by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup.

     Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

     - PTCE 96-23 for transactions determined by in-house asset managers,

     - PTCE 95-60 for transactions involving insurance company general accounts,

     - PTCE 91-38 for transactions involving bank collective investment funds,

     - PTCE 90-1 for transactions involving insurance company separate accounts, or

     - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

     (a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with "plan assets" of, any such plan;

     (b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

     (c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or
         Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

                                 LEGAL MATTERS

     Michael S. Zuckert, General Counsel, Finance and Capital Markets of Citigroup, 425 Park Avenue, New York, New York 10043 and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to Citigroup. Mr. Zuckert beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the consolidated financial statements refers to changes, in 2005, in Citigroup's method of accounting for conditional asset retirement obligations associated with operating leases, and in 2003, Citigroup's methods of accounting for variable interest entities and stock-based compensation.

                              PRINCIPAL OFFICE OF
                                 CITIGROUP INC.

                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043

                                    TRUSTEE

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                                 FLOOR 21 WEST
                            NEW YORK, NEW YORK 10286

                    LUXEMBOURG STOCK EXCHANGE LISTING AGENT
                 AND LUXEMBOURG PAYING AGENT AND TRANSFER AGENT

                    DEXIA BANQUE INTERNATIONALE A LUXEMBOURG
                                69, ROUTE D'ESCH
                               L-2953 LUXEMBOURG

                                 LEGAL ADVISERS

                            TO CITIGROUP INC. AS TO
                               UNITED STATES LAW

                            MICHAEL S. ZUCKERT, ESQ.
                  GENERAL COUNSEL, FINANCE AND CAPITAL MARKETS
                                 CITIGROUP INC.
                                399 PARK AVENUE

                   NEW YORK, NEW YORK 10043
                      SPECIAL UNITED STATES TAX COUNSEL TO
                                 CITIGROUP INC.

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036

                              TO THE UNDERWRITERS
                            AS TO UNITED STATES LAW

                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                               ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006

                     INDEPENDENT AUDITORS OF CITIGROUP INC.

                                    KPMG LLP
                                345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

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                                  $250,000,000

                          FLOATING RATE NOTES DUE 2011

                                [CITIGROUP LOGO]

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                 JUNE 27, 2006

                                  ------------

                                   CITIGROUP

SBK-Brooks Investment Corp.                      Utendahl Capital Partners, L.P.

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